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Allied Capital Lending Corporation
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
September 30, 1996


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                                             For the Three Months Ended         For the Nine Months Ended
                                                   September 30,                      September 30,
                                             ---------------------------        -------------------------
                                                1996             1995              1996           1995
                                             ---------------------------        -------------------------
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Primary Earnings Per Common Share:

   Net Increase in Net Assets Resulting
     from Operations                           $1,778,000     $1,402,000         $4,254,000    $3,995,000
                                              ===========================        =========================

   Weighted average number of
     shares outstanding                         5,072,086      4,380,999          4,671,538     4,380,999

   Weighted average number of
     shares issuable on exercise
     of outstanding stock options                       -              -                  -             -
                                              ---------------------------        -------------------------

   Weighted average number of shares and
     share equivalents outstanding              5,072,086      4,380,999          4,671,538     4,380,999
                                              ===========================        =========================


   Earnings per Share                               $0.35          $0.32              $0.91         $0.91
                                              ===========================        =========================



Fully Diluted Earnings Per Common Share:

   Net Increase in Net Assets Resulting
     from Operations                           $1,778,000     $1,402,000         $4,254,000    $3,995,000
                                              ===========================        =========================

   Weighted average number of
     shares and share equivalents
     outstanding as computed for
     primary earnings per share                 5,072,086      4,380,999          4,671,538     4,380,999


   Weighted average of additional
     shares issuable on exercise
     of outstanding stock options                       -              -                  -             -
                                              ---------------------------        -------------------------

   Weighted average of shares and
     share equivalents outstanding,
     as adjusted                                5,072,086      4,380,999          4,671,538     4,380,999
                                              ===========================        =========================

   Earnings per Share                               $0.35          $0.32              $0.91         $0.91
                                              ===========================        =========================
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